Exhibit 23.3

Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated February 27, 2015 with respect to the financial statements of Tribute Pharmaceuticals Canada Inc. incorporated by reference in the Registration Statement Amendment No. 2 (Form S-4) of Aralez Pharmaceuticals Limited for the registration of its ordinary shares.

McGovern, Hurley, Cunningham, LLP

Chartered Accountants

Licensed Public Accountants

Toronto, Canada

October 30, 2015